Exhibit 10.3

EQUITY ONE, INC.

Non-Qualified Stock Option Agreement

Under the Amended and Restated
2000 Executive Incentive Compensation Plan

For

[Insert name of Optionee]

This STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into effective as of _______ __, 200_, by and between EQUITY ONE, INC., a Maryland corporation (the “Company”), and ____________________ (the “Optionee”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Amended and Restated 2000 Executive Incentive Compensation Plan (the “Plan”; capitalized terms not otherwise defined in this Agreement shall have the meanings given thereto in the Plan) to assist it and its Subsidiaries in attracting, motivating, retaining and rewarding high-quality employees, officers, directors and independent contractors;

WHEREAS, the Plan authorizes the Board or the Committee to grant Awards, including Options, to the Plan’s participants; and

WHEREAS, the Board or the Committee has determined that it is in the best interest of the Company to grant the Optionee an Option, on the terms and subject to the conditions provided in the Plan and this Agreement;

NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto (the “parties”), intending to be legally bound, hereby agree as follows:

Section 1. Grant of Option. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants, as of _______ __, 200_ (the “Grant Date”), to Optionee, an Option to purchase up to _____________ shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”), at an exercise price per share equal to $_______. The Option is granted pursuant to the Plan, which is incorporated herein for all purposes. The Option is a nonqualified stock option, and not an Incentive Stock Option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

Section 2. Exercise Schedule. [ALTERNATIVE #1 - Except as otherwise provided in Sections 5 [or 8] of this Agreement, or as otherwise provided in the Plan, the Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a percentage of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. Subject to the acceleration and termination provisions below, the following table indicates each date (the “Vesting Date”) upon which the Optionee shall be entitled to exercise the Option with respect to the percentage of Shares granted as indicated beside the date:

Percentage of Shares	Vesting Date
__%	______ __, 200_
__%	______ __, 200_
__%	______ __, 200_
__%	______ __, 200_

       Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date.]

[ALTERNATIVE #2 - The Option shall vest and become exercisable immediately. Subject to Section 5, the Option may be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein.]

Section 3. Method of Exercise. [The vested portion of this Option][This Option] shall be exercisable in whole or in part by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Chief Financial Officer of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the exercise price and (b) arrangements that are satisfactory to the Committee or the Board in its sole discretion have been made for Optionee’s payment to the Company of the amount that is necessary to be withheld in accordance with applicable federal, state or local withholding requirements. No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

Section 4. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; (c) with Shares that have been held by the Optionee for at least 6 months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), or (d) such other consideration or in such other manner as may be determined by the Board or the Committee in its absolute discretion.

Section 5. Termination of Option.

(a)  Unless the Board or Committee shall determine otherwise, in its sole discretion, or unless any written agreement between the Optionee and the Company provides to the contrary, any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(i)  three months after the date on which the Optionee’s employment with the Company or any of its Subsidiaries is terminated or the Optionee ceases to perform services for the Company or its Subsidiaries, for any reason other than by reason of (A) “Cause,” which, solely for purposes of this Agreement, shall mean the termination of the Optionee’s continued employment or service by reason of the Optionee’s willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Section 22(e) of the Internal Revenue Code) of the Optionee as determined by a medical doctor satisfactory to the Committee or the Board, or (C) death;

(ii)  immediately upon the termination of employment or cessation of services of the Optionee with the Company and its Subsidiaries for Cause;

(iii)  [twelve] months after the date on which the Optionee’s employment with the Company or its Subsidiaries is terminated or the Optionee ceases to perform services for the Company or its Subsidiaries by reason of a mental or physical disability (within the meaning of Section 22(e) of the Internal Revenue Code) as determined by a medical doctor satisfactory to the Committee or the Board; or

(iv)  [twelve] months after the date on which the Optionee’s employment with the Company or its Subsidiaries is terminated or the Optionee ceases to perform services for the Company or its Subsidiaries by reason of the death of the Optionee (or three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in paragraph (iii) of this Section 5);

(b) The Committee or the Board may, in its sole discretion, by giving written notice (the “cancellation notice”) cancel, effective upon the date of the consummation of any reorganization, merger, consolidation or other transaction in which the Company does not survive or the Shares are converted into or exchanged for securities issued by another entity, unless the successor or acquiring entity, or an affiliate thereof, assumes the Option or substitutes an equivalent option or right, the Option (or portion thereof) that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

(c) Notwithstanding anything in this Agreement to the contrary, the Option shall terminate on the tenth anniversary of the Grant Date if not exercised or otherwise terminated prior to that date.

Section 6. Transferability. The Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated (each a “transfer”) in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.

Section 7. No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

Section 8. Acceleration of Exercisability of Option. Notwithstanding anything in this Agreement to the contrary, the Option shall become exercisable at the time(s) and in the manner as provided under the terms of any written employment agreement, offer letter or other similar agreement between the Company and the Optionee, the terms of which shall govern and control the terms hereof.

Section 9. Amendment, Modification and Assignment; Non-Transferability. This Agreement may only be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and Optionee’s rights hereunder) may not be assigned, and the obligations of Optionee hereunder may not be delegated, in whole or in part. The rights and obligations created hereunder shall be binding on the Optionee and his heirs and legal representatives and on the successors and assigns of the Company.

Section 10. Complete Agreement. This Agreement (together with the Plan and those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

Section 11. No Right to (Continued) Employment or Service. Neither the Option nor this Agreement shall confer, or be construed to confer, upon the Optionee any right to employment or service, or continued employment or service, with the Company.

Section 12. No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

Section 13. Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of the Option hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

Section 14. No Trust or Fund Created. Neither this Agreement nor the grant of the Option hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Optionee or any other person. To the extent that the Optionee or any other person acquires a right to receive payments from the Company pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

Section 15. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Florida (without reference to the conflict of laws rules or principles thereof).

Section 16. Effect of the Plan. This Agreement and the Option are subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee or the Board as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee or the Board upon any questions arising under the Plan and this Agreement.

Section 17. Interpretation.  The Optionee accepts the Option subject to all the terms, provisions and restrictions of this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Board of the Company upon any questions arising under this Agreement or under the Plan.

Section 18. Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

Section 19. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Chief Financial Officer at 1696 N.E. Miami Gardens Drive, North Miami Beach, Florida, 33179, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

Section 20. Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

Section 21. Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first written above.

                        EQUITY ONE, INC.

                        By:______________________________
                        Name:
                        Title:

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option, and fully understands all provisions of the Option.

Agreed and Accepted on this
__ day of _______, 200__:

OPTIONEE:

_________________________________
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